UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

Current Report Pursuant
to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2004

Brooks Automation, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25434	04-3040660

(Commission File Number)	(I. R. S. Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of Principal Executive Offices)	(Zip Code)

(978) 262 2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments
Signature

Item 2.06 Material Impairments.

On October 20, 2004 the management of Brooks Automation, Inc. (“Brooks”) concluded that, for the results pertaining to its fiscal year ended September 30, 2004, the goodwill related to what has been reported as Brooks’ “Other” segment has been impaired in the amount of $7.4 million. The business comprising the “Other” segment is that pertaining to life sciences and custom automation products and services (the “Business”). The decision to record the impairment at this time is based on the estimated current market value of the Business as derived from recent third party indications of interest to purchase the assets of the Business. Brooks estimates that this impairment will result in a non-cash charge of approximately $0.17 per share for the year ended September 30, 2004. Brooks does not anticipate that this charge will result in any material future cash expenditures.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2004	BROOKS AUTOMATION, INC.

	By:	/s/ Robert W. Woodbury, Jr.

Robert W. Woodbury, Senior Vice President and Chief Financial Officer